Exhibit 99.1

FOR IMMEDIATE RELEASE

Pharmacyclics and Servier Agree to Conclude

Pan-HDAC Inhibitor Collaboration

Sunnyvale, CA, and Suresnes, France, September 25, 2014 – Pharmacyclics, Inc. (NASDAQ: PCYC) and Servier today announced that they have mutually and amicably ended their collaboration pertaining to the ex-U.S. development of Pharmacyclics’ pan-HDAC inhibitor compounds involving abexinostat, thereby returning global development and commercialization rights to Pharmacyclics.

“We thank Servier for their contribution in forwarding abexinostat to its current stage of development, which includes having filed the patent applications that could extend patent protection to 2034,” said Bob Duggan, Chairman & CEO, Pharmacyclics.  “Now that we have full ownership of the abexinostat asset, we will enter a period of further evaluation to determine its usefulness in oncology.”

“We were pleased to work alongside with Pharmacyclics to explore abexinostat in several cancers, which is in line with the strong existing commitment of our Company to the field of oncology,” said Pascal Touchon, Vice President, Servier Business Development and Scientific Cooperation.

A provisional patent application for abexinostat tosylate was filed with the U.S. Patent and Trademark Office in 2013 and, if issued, would extend patent protection until 2034. Pharmacyclics will evaluate the full opportunity that the compound may afford, and plans to provide an update on this program in mid 2015.

About Pharmacyclics®
Pharmacyclics, Inc. (NASDAQ: PCYC) is a biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune-mediated diseases. The Company’s mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs; and to identify and control promising product candidates based on scientific development and administrational expertise, develop its products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Pharmacyclics markets IMBRUVICA® (ibrutinib) and has three product candidates in clinical development and five preclinical molecules in lead optimization. The Company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs to viable commercialization.  Pharmacyclics is headquartered in Sunnyvale, CA. Please visit http://www.pharmacyclics.com.

About Servier
Servier is an independent French pharmaceutical research company.  Its development is based on the continuous pursuit of innovation in the therapeutic areas of cardiovascular-, metabolic-, neurologic-, psychiatric-, bone- and joint diseases as well as cancer.
In 2013, the company recorded a turnover of 4.2 billion euros.

91 percent of the Servier drugs are consumed outside of France.

27 percent of turnover from Servier drugs were invested in Research and Development in 2013.

With a strong international presence in 140 countries, Servier employs more than 21,000 people worldwide.

More information is available at:  www.servier.com

Pharmacyclics Safe Harbor Statement:
This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements, including our expected liquidity position and timing of the receipt of certain milestone payments, and the sufficiency of our current assets to meet these requirements, our future results of operations, our expectations for and timing of ongoing or future clinical trials and regulatory approvals for any of our product candidates, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “goal”, “should”, “would”, “project”, “plan”, “predict”, “intend”, “target” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, expected liquidity or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, the safety and/or efficacy results of clinical trials of our product candidates, our failure to obtain regulatory approvals or comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013 and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

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CONTACTS:
Pharmacyclics/Investors	Pharmacyclics/Media	Servier
Ramses Erdtmann	Samina Bari	Communications Department
408-215-3325	408-215-3169	+33 1 5572 6037
Email: presse@servier.fr

SOURCE Pharmacyclics, Inc.